As filed with the Securities and Exchange Commission on September 27, 1999
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                        ONTRACK DATA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                                      41-1521650
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)

                               9023 COLUMBINE ROAD
                          EDEN PRAIRIE, MINNESOTA 55347
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                        ONTRACK DATA INTERNATIONAL, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                          ----------------------------
           Michael W. Rogers                                  Copy to:
        Chief Executive Officer                          Martin R. Rosenbaum
   ONTRACK Data International, Inc.                  Lindquist & Vennum P.L.L.P.
          9023 Columbine Road                              4200 IDS Center
        Eden Prairie, MN  55347                        80 South Eighth Street
            (612) 937-1107                              Minneapolis, MN 55402
(Name, address, including zip code and                     (612) 371-3211
telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                    Proposed         Proposed
   Title of Securities               Maximum          Maximum
    to be Registered                 Amount          Offering       Aggregate       Amount of
                                      to be            Price        Offering      Registration
                                   Registered        Per Share        Price            Fee
----------------------------------------------------------------------------------------------
Common Stock,                   400,000 shares(2)    $5.0785(1)   $2,031,400(1)     $565
$.01 par value, to be issued
pursuant to the ONTRACK
Data International, Inc.
1996 Stock Incentive Plan
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on September 22, 1999.
(2) 1,000,000 shares were registered on Form S-8 (No. 333-18969) on December 30, 1996 and 400,000 shares are being registered herewith.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-18969) was filed with the Securities and Exchange Commission on December 30, 1996 covering the registration of 1,000,000 shares initially authorized for issuance under the Company's 1996 Stock Incentive Plan (the "Plan"). Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 400,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 400,000 was authorized by the Company's Board of Directors on January 27, 1999 and such amendment was approved by the Company's shareholders on May 20, 1999. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The Definitive Proxy Statement dated April 15, 1999 for the 1999 Annual Meeting of Shareholders held on May 20, 1999.

         (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

         (d) The Company's Current Report on Form 8-K filed July 27, 1999.

         (e) The description of the Company's Common Stock as set forth under
Item 1 to the Company's Form 8-A Registration Statement filed on September 17, 1996, which incorporated the material set forth under "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 filed with the Commission on August 21, 1996 (Registration No. 333-05470C), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall


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


be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Ontrack Restated and Amended Bylaws provide for the indemnification of its directors, officers, employees, and agents, in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


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


Item 8.  Exhibits.

Exhibit
-------

4.1      ONTRACK Data International, Inc. 1996 Stock Incentive Plan, as amended

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Grant Thornton LLP.

23.3     Consent of PricewaterhouseCoopers LLP

24.1     Power of Attorney (set forth on the signature page hereof)

---------------------

Item 9.  Undertakings.

(a) The Company hereby undertakes:

(a) (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


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


(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on September 27, 1999.

                               ONTRACK Data International, Inc..

                               By /s/ Michael W. Rogers
                                  ----------------------------------------------
                                      Michael W. Rogers, Chief Executive Officer

                               POWER OF ATTORNEY

         The undersigned officers and directors of ONTRACK Data International, Inc. hereby constitute and appoint Michael W. Rogers and Thomas P. Skiba, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on September 27, 1999 in the capacities indicated.

Signature
---------

/s/ Michael W. Rogers                    /s/ John E. Pence
--------------------------------------   ---------------------------------------
Michael W. Rogers, Chairman of the       John E. Pence, Director
Board and Chief Executive Officer
(Principal Executive Officer) and
Director

/s/ Thomas P. Skiba                      /s/ Gary S. Stevens
--------------------------------------   ---------------------------------------
Thomas P. Skiba, Vice President and      Gary S. Stevens, Senior Vice President,
Chief Financial Officer (Principal       Engineering and Director
Financial and Accounting Officer)

/s/ Lee B. Lewis                         /s/ Roger Shober
--------------------------------------   ---------------------------------------
Lee B. Lewis, President, Chief           Roger Shober, Director
Operating Officer and Director

                                         /s/ Robert M. White, Ph.D.
                                         ---------------------------------------
                                         Robert M. White, Ph.D., Director


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